As filed with the Securities and Exchange Commission on December , 1998
                                                      REGISTRATION NO. 333-65573


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          Pre Effective Amendment No. 1
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SPORTSMAN'S WHOLESALE COMPANY
                (Name of Registrant as Specified in its Charter)

         Nevada                             5490                    84-1408762
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number) Tax Identification
                                                                    Number)


                              55 West 200 North, #3
                                Provo, Utah 84601

                                 (801) 377-1758

   (Address and Telephone Number of Registrant's Principal Place of Business)



                                  Fred L. Hall

                    President, Sportsman's Wholesale Company
                                55 West 200 North
                                Provo, Utah 84601

                                 (801) 377-1758

            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:

                             A. Robert Thorup, Esq.,
                              RAY QUINNEY & NEBEKER
                         7th Floor, 79 South Main Street
                           Salt Lake City, Utah 84111
                                 (801) 323-3359


Approximate Date of               As soon as practicable from time to time after
Proposed Sale to the Public:      this registration statement becomes effective.



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

--------------------------------- -------------------- --------------------- --------------------- ------------------

     Title of Each Class of        Dollar Amount to      Proposed Maximum      Proposed Maximum        Amount of
  Securities to Be Registered        be Registered      offering Price Per    Aggregate Offering   Registration Fee
                                                               Unit

--------------------------------- -------------------- --------------------- --------------------- ------------------

Common Stock                            100,000               $1.50              $150,000.00            $44.25

--------------------------------- -------------------- --------------------- --------------------- ------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                 100,000 Shares
                          Sportsman's Wholesale Company
                                  Common Stock

Sportsman's Wholesale Company is offering you the opportunity to purchase some of the 100,000 shares of its $.0001 par value common stock that is offering for sale to the public at a price of $1.50 per Share. The price being offered for the Shares has been arbitrarily determined by the Company and bears no necessary relationship to assets, shareholders equity or any other recognized criteria of value.


                                 *  Sportman's Wholesale Company is a new Nevada
                                    corporation   engaged   in   the   wholesale
                                    sporting goods business.  All of its current
 This Offering                      activities are conducted in its wholly owned
 involves a                         subsidiary,  Cap's Sporting Goods Wholesale,
 significant degree                 Inc.
 of risk.

                                 *  The  Company  wants to raise  $150,000  from
 Please read the                    this Offering.
 entire
 Prospectus,
 particularly the                *  If the Company  does not sell all 100,000 of
 section called                     the Shares, any money received from you will
 "Risks" at page                    be returned to you without any  deduction or
 __.                                the payment of an interest. The Company will
                                    deposit your subscription money into an escrow account at a national bank maintained by an escrow agent retained for this purpose within 24 hours of receiving your money. If all 100,000 Shares are sold by 5:00 PM on _____________, 1999, or _____________, 1999
                                    if the Company extends this Offering, the escrow will close and the Company will get the money held in the escrow account. If all 100,000 Shares have not been sold by the time the Offering closes, you will get your subscription money back by First Class Mail sent within 48 hours of the closing of the Offering.


There has been no public market for Sportsman's Common Stock, and there can be no assurance that a market will develop upon completion of this Offering. Even if a market begins, there is no assurance that it will continue.


The officers of the Company will offer the Shares and will not be paid anything extra for their selling efforts. They will claim an exemption from registration as broker dealers or registered representatives.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, OR ANY STATE SECURITIES AGENCY, NOR HAS ANY FEDERAL OR
      STATE REGULATORY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is December , 1998

                               PROSPECTUS SUMMARY

THIS IS A BRIEF SUMMARY OF THE INFORMATION IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS BEFORE YOU DECIDE WHETHER AND HOW MUCH TO INVEST IN THE SHARES.

Tell me About the Company

         Sportsman's Wholesale Company (the "Company") was organized as a Nevada corporation in 1996 to engage in the wholesale sporting goods business. To date, the Company has not had any business operations of any kind nor has it received any revenues from its intended operations.

         In April, 1998, the Company acquired all of the outstanding stock of Cap's Sporting Goods Wholesale, Inc. ("Cap's"), a Utah corporation which was organized for the same purpose as the Company. To date, Cap's also has not engaged in any business operations nor earned any meaningful revenues. The Company intends to develop and operate its wholesale sporting goods business through Cap's. (In this Prospectus, the term "the Company" will mean Sportsman's and Cap's together. (See "Information About the Company.")

         The Company is a development stage company and has no revenues or earnings from operations. As of September 30, 1998, total assets were $2,747.00 compared with total liabilities of $26,637.00. Shareholder equity was a negative ($23,890.00) at September 30, 1998, resulting in a negative ($0.02) per share book value. (See "Financial Statements.")

Tell me About the Offering

         You are being offered up to 100,000 shares of the Company's Common Stock, $.0001 par value ("the Shares") at a purchase price of $1.50 per share. All 100,000 of the Shares being offered must be purchased or your money will be refunded and the Offering will be terminated. " (See "Plan of Distribution" and "Description of the Securities Offered".

         The officers of the Company will offer the Shares and will not use a broker dealer for this purpose. Thus the Company intends to save the costs of broker-dealer help.

         The Offering will end at 5:00 PM Mountain Time on , 1999. The Company may extend the Offering once, to , 1999 if the Company gives you notice of the extension in writing.

         Your purchase money will be held in escrow until all of the Shares are purchased or the Offering ends, whichever is sooner. If all 100,000 of the Shares are not sold before the end of the Offering, your purchase money, and that of all investors, will be returned without interest or deduction of any kind. See "Plan of Distribution"."

Who is the Escrow Agent

         A. Robert Thorup, Esq. of the Ray Quinney & Nebeker law firm in Salt Lake City, Utah will serve as escrow agent for the purchase money from this Offering. Mr. Thorup will maintain this money in a separate account at First Security Bank, N.A. in Salt Lake City, Utah.

How Will the Company Use the Offering Proceeds

         The Company will use the net proceeds from this Offering primarily to acquire supplies and equipment, to pay for marketing and advertising the Company's products and services, and to cover the initial operating expenses of the Company.

Who is the Company's Transfer Agent

         Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294 is transfer agent for the Company, and it will process all transactions and transfers in the Shares.

How Many Company Securities are Now Outstanding

         The Company now has 1,503,500 shares of its Common Stock issued and outstanding (at the date of this Prospectus). If all of the Shares in this
Offering  are  sold,  the  Company  will  have   1,603,500   shares  issued  and
outstanding.

         The Company can issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in one or more series by the Board of Directors. Preferred stock can be desginated and issued without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences greater than those belonging to the Shares in this Offering.

The Shares are a High Risk Investment

         The Company is a new company with no operating history. An investment in the Shares is highly speculative. You will suffer substantial dilution in the book value your Shares compared to the purchase price. The Company could incur substantial losses during the next year, and the Company could require additional funding for which it has no commitments.

         Until the Company generates sufficient revenue to pay management salaries, management of the Company will serve on a part-time basis and will have other interests which may conflict with the interests of the Company.

         You should not invest in the Company if you cannot afford to risk loss of your entire investment. See "Risk Factors."

How do I Become a Shareholder

         You will be asked to complete and sign a Subscription Agreement and to submit that with your purchase money for Shares. If your subscription is accepted, you will receive a signed copy of your Subscription Agreement and an acknowledgment letter along with your Share certificates.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND YOU SHOULD ONLY INVEST IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

BEFORE PURCHASING SHARES, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.

There are Risks Inherent in the Company

The Company has a Limited Operating History. The Company was recently formed, and is in the development stages of its business plan. It has no significant assets. There is no assurance that upon completion of this Offering the Company will be able to continue successfully implementing its business plan or that it will ever operate profitably.

The Company has Limited Capital and May Need Additional Capital. With the exception of a small amount of money raised from the founders and a few private investors, the Company has no significant assets or operating capital. It is totally dependent on the proceeds of this Offering to provide the working capital necessary to continue the development of its business. Even so, upon successful completion of the Offering, the working capital available to the Company will be limited.

The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering. In the event that the proceeds from this Offering are not sufficient to allow the Company to become self sufficient in operating capital, the Company may need to seek additional financing from commercial lenders or other sources, including additional sales of equity, for which it presently has no commitments or arrangements.

The Company has Never Paid Dividends. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

The Company does not Allow Cumulative Voting or Pre-emptive Rights. There are no pre-emptive rights in connection with the Company's Common Stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. Even if all the shares offered in this Offering are sold, the current shareholders will own a majority interest in the Company. Accordingly, the present shareholders will continue to elect all of the Company's directors and generally control the affairs of the Company. See "Description of the Securities Offered."

The Company has Limited Management Resources. The Company will be substantially dependent upon its current management team, which consists solely of Mr. Fred Hall. (See "Management"). The stability of the Company would be significantly compromised if Mr. Hall was unable or unwilling to continue to perform his duties as President of the Company. The Company does not carry key person life insurance with respect to Mr. Hall or any other employee, and has no employment agreements.

Management has Inherent Conflicts of Interest. Many of the services and goods acquired by the Company have been and will likely come from sources connected in some way with management. Mr. Hall has other interests which could give rise to conflicts with respect to the amount of time devoted to the Company. There is no assurance such conflicts of time and interests will be resolved favorably to the Company.

The Company may use Offering Proceeds to Pay Finder's Fees to Management or its Affiliates. Management does not currently intend to pay any finders fees from the revenues or other funds of the Company. In the event that a person or entity assists the Company in connection with the introduction to a prospective business product opportunity which is ultimately consummated, such person or entity may be entitled to receive, upon Board of Directors approval, a finder's fee through the issuance of securities in consideration for such introduction. Such person, who may be an affiliate of the Company, may be required to be registered as, among other things, an agent or broker/dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The executive officers, directors or affiliates of the Company may be entitled to receive a finder's fee in the event they originate a prospective business product or opportunity.

The Company May Need Additional Financing and May Not Be Able to Obtain It. The Company has earned no substantial revenues to date and is entirely dependent upon the proceeds of this Offering to continue operations relating to its prospective business. Although the Company believes that the proceeds of this Offering will be sufficient to implement its business plan, the Company cannot ascertain with any degree of certainty the future capital requirements. In the event that the net proceeds of this Offering prove to be insufficient to allow the Company to pursue its business plan, the Company currently has no plans or arrangements with respect to additional financing which may be required to continue the operations of the Company. There can be no assurance that additional financing will be available to the Company on acceptable terms, if at all. The unavailability of additional financing when needed would have a material adverse effect on the continued development or growth of the Company's business.

         There are currently no limitations on the Company's ability to borrow money to implement its business plan. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to pay interest and principal on such borrowings and the prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company.

         It is presently not contemplated that Mr. Hall or anyone affiliated with him will be providing any loans or investment capital to the Company over and above what they have already done. The inability of the Company to borrow funds for an additional infusion of capital into the business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

The Company Faces Date Change Risks. The Company faces risks from the Year 2000 computer problem in three areas: its own computer systems, its appliances and equipment with embedded chips, and the possibly noncompliant systems of its third party vendors and service providers. While the Company believes that its own computerized information processing systems are "Y2K" compliant with four digit dating and recognizing 2000 as a leap year, it is still in the early stages of assessing its non-computer equipment for noncompliant embedded chips. The Company is also in the very earliest stages of assessing and communicating with its key vendors and service providers to determine their Y2K compliance. In a worst case scenario, the Company may not be able to present its seminars because of disruptions in transportation systems, building locations, or utility services. In the event of significant economic turmoil from Y2K occurrences, the demand for the Company's products may be significantly reduced. Suppliers of its inventory products may not be able to ship sufficient quantities to meet the Company's needs. The Company's own offices may be closed by equipment or utility failures or possible civil unrest.

Risks related to the Nature of the Company's Proposed Business

There is Uncertain Market Acceptance for the Company's Products. The Company's proposed business plan is based upon Mr. Hall's informal study of the wholesale sporting goods market, and particularly his study of the sport club and shooting club market. There are no assurances of general market acceptance of the Company's products and services. The Company's business will be subject to all the risks associated with breaking into established inventory and sales channels. The Company has undertaken no independent market studies to determine the acceptance of its proposed products and services.

The Company Faces Significant Competition. The Company will operate in a highly competitive environment. Competition will come from a variety of larger, national and regional sporting goods wholesalers, as well as large sporting goods retail chains and other mass market stores (like Wal-Mart) with significant buying power that approximates the pricing of a traditional wholesaler. Most of the Company's competitors are larger and have significantly greater financial resources, operating experience, management experience, and other capabilities than the Company.

The Company Relies on Short Term Terminable Leases for Office Space. The Company is leasing office and limited warehouse space on a month to month basis so as not to incur excessive long term liabilities. It is foreseeable that this lease could be terminated by the lessor as soon as the lessor found someone willing to lease the property on a longer term basis. Should this be the case, the Company will likely incur significant expense in searching for and configuring new office space to meet its needs. Also, the Company could incur significant inconvenience, loss of time and income, disruption of marketing and customer service as well as loss of customer confidence if it is required to change office and/or warehouse space on a frequent basis.

The Company has No Present Acquisition or Merger Transaction Contemplated. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements for mergers, acquisitions or similar transactions involving the Company.

The General Economic Situation will Affect the Company. The Company provides products and services that are not essential to the support of life. In the event of significant economic downturns in the United States or the World caused by any or all of a number of potential causes, the demand for the Company's seminars and products may be significantly reduced.

Risks Related to the Offering

This is a Best Efforts Offering, and There is no Firm Commitment by Anyone to Buy the Shares. The Company is offering the Shares on an "all or nothing" basis with no underwriter assistance or firm commitment from any investor or dealer. No assurance can be given that all of the Shares will be sold.

Your Purchase of Shares will Benefit Present Shareholders. Collectively the existing shareholders now own 1,503,500 shares of the Company's Common Stock, for which they paid an aggregate total of $4,125 in cash. If all 100,000 Shares are sold, the current stockholders will still own approximately 94% of the Common Stock, and you and the other purchasers in this Offering will own the other 6%, for which they will have paid $150,000 cash. Thus, purchasers in this Offering will contribute to the capital of the Company a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in the Offering risk a greater loss of cash invested if the Company is not successful. See "DILUTION --Comparative Data."

You will experience immediate dilution in the book value of the Shares which you may acquire in this Offering. The present shareholders of the Company acquired their Common Stock at an aggregate average cost of $0.002 per share, substantially less than the $1.50 per Share to be paid by Investors in this Offering. Dilution may also occur if the Company issues additional shares at a price lower than the offering price stated herein. A substantial portion of the 50,000,000 authorized shares of Common Stock of the Company will remain unissued if all shares offered hereby are sold. The Board of Directors has the authority to issue such shares without shareholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering.

The Company will Have Broad Discretion to Use Offering Proceeds. Management will have wide discretion as to the allocation, priority and timing of the allocation and spending of funds raised from this Offering. The uses of the proceeds of the Offering may vary significantly from those outlined in this Prospectus depending on numerous factors, including the success that the Company has testing and marketing its products. Investors purchasing the Shares will be entrusting their funds to the Company's management, upon whose judgement you must depend. (See "Use of Proceeds" and "Management")

The Offering Price was Determined Arbitrarily by the Company. The public offering price of the Shares offered hereby was arbitrarily determined by the Company without the advice of an underwriter. The price bears no relationship to the Company's assets, book value, net worth or other recognized criterion of value. In no event should the public offering price be regarded as an indicator of any future market price of the Shares.

The Future Price of the Shares May be Volatile. If a public market develops for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in operating results of the Company, investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition and management.

There May Not Be A Public Trading Market for the Shares. Prior to this Offering, there was no public market for the Company's Common Stock, and the offering price for the Shares was determined arbitrarily by the Board of Directors.
See "Plan of Distribution - Determination of Offering Price."

         The Company does not currently meet the numerical requirements (such as income, stockholders' equity and number of public shares outstanding) to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. As soon as it meets those requirements, the Company intends to apply for a trading listing such that its Common Stock can be followed on public information services over the Internet or in the financial trade publications. Until any listing, the Company has not yet decided whether to utilize the provisions of Rule 15c2-11 under the Securities Exchange Act to enable limited public trading in its Common Stock. It is unlikely that sufficient shares will be outstanding in the foreseeable future to support a public market in the Company's Common Stock. The price of the Shares, after the completion of this Offering, can vary due to general economic conditions and forecasts, the Company's general business condition, the release of the Company's financial reports and sales of shares which were outstanding prior to this offering. See "Shares Eligible For Future Resale."

The Company May have Trouble with State Blue Sky Requirements; You May have Problems with Resales of the Shares. The Company has not made application to register the Securities in any states except Colorado and New York. The Company will seek to obtain an exemption from registration to offer the Shares in various state jurisdictions and may also make additional application to register the Shares in some states. Purchasers of Shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Shares are registered. In order to prevent resale transactions in violations of states' securities laws, public stockholders may only engage in resale transactions in the Shares in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. Such restriction on resales may limit your ability to resell the Shares that you purchase in this Offering.

Several additional states may permit secondary market sales of the Shares (i) once or after certain financial and other information with respect to the company is published in a recognized securities manual such as Standard & Poor's Corporation Records (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors."

Some  Shares  Owned By  Earlier  Investors  Could Be Sold  After  The  Offering,
Affecting The Resale Price. Of the 1,503,500 common shares presently outstanding, 500,000 shares were acquired by Fred Hall in a private placement early in 1998. Mr. Hall acquired another 1,000,000 shares when Cap's was acquired by the Company in April 1998. 3,500 additional common shares were acquired by several other investors in a private offering in late June 1998. All of these shares are "restricted securities" subject to the resale limitations imposed by Rule 144. While these shares are not being offered for sale presently, they may at some time in the future be sold, pursuant to Rule 144, into any public market that may develop for the Company's Common Stock. Under current rules of the Commission, substantially all of the currently outstanding shares of Common Stock could be sold into a public market, if one exists, on and after July 1, 1999. Future sales by current shareholders could depress the market prices of the Common Stock in any such market. (See "Shares Eligible for Future Resale.")

Statutory And Charter Limitations Could Deter An Acquisition Of The Company. The laws under which the Company is chartered deny voting rights to persons trying to acquire control, subject to approval by the other shareholders. This could deter an acquisition of the Company that might otherwise be of benefit to shareholders who are not part of management. See "Description of Common Stock."

The Company will have Only Limited Reporting Requirements. Because the Company is only subject to Section 15(d) of the Securities Exchange Act, it will not be subject to the proxy rules, short-swing profits regulations, beneficial ownership report regulations and the bulk of the tender offer regulations. Therefore, the Company may only be required to file periodic reports for a limited period of time. The Company does intend to provide its shareholders with annual reports containing audited financial statements from independent accountants and other periodic reports as the Company feels necessary. However, in view of the fact that the Company may have limited reporting requirements, the investor will have less information available with which to assess the status of the Company.

The "Penny Stock" Rules Could Make Reselling Your Shares More Difficult. The Company's common stock might be defined as a "penny stock" pursuant to Rule 3a51-1 under the Securities and Exchange of Act if the shares were to be traded at a price less than $5.00 per share, if the Company had not yet met certain financial size and volume levels, and if the shares were not registered on a national securities exchange or quoted on the NASDAQ system. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to (1) deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10. (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule 15g-5); and to send monthly statements to customers with market and price information about the "penny stock." (Rule 15g-6) The Company's common stock could also become subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchasers account under certain standards and deliver written statements to the customer with information specified in the rules. (Rule 15g-9) These additional broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for the Company's Common Stock.

One Shareholder Will Control The Company. Fred Hall now owns 99.7% of the outstanding common stock of the Company, and will own 93.5% of the total outstanding shares even if this Offering is fully subscribed. With such percentages of ownership, Mr. Hall could cause the election of all of the Board of Directors, prevent approval of an acquisition of the Company or otherwise exercise control of the Company.

Officers' And Directors' Liabilities Are Limited. The Nevada Revised Statutes provides that the Company shall provide indemnification of officers and directors and certain employees under certain circumstances and payment of expenses outlined in the statute. The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the fullest extent allowable under the statute.

         The Company's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection, although, in the opinion of the federal Securities and Exchange Commission, that indemnification is against public policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Effect of Purchases of Shares By Officers, Directors and Affiliates. Officers and Directors of the Company may purchase Shares sold in this Offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the securities). To the extent of any such purchases for investment purposes only, a portion of the Shares from this Offering will not enter the "public float." (The public float is the amount of free-trading securities which are immediately resalable in the trading market.) Such reduction means that there are less securities for the public investors to purchase and resell and may cause a lack of liquidity in any trading of the Company's shares. Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the offering.

The Company has No Commitment From Anyone to Purchase Shares. No commitment presently exists by anyone to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. Although no commitment has been made, officers and directors may purchase in the Offering.







                      [This Space Left Blank Intentionally]

                                 USE OF PROCEEDS

         The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this Offering. Actual expenditures may vary from these estimates. Pending such uses, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.



         Total Proceeds:                                           $150,000
          Less: Estimated Offering Expenses                          25,000


          Net Proceeds Available:                                  $125,000

         Use of Net Proceeds
           Acquisition of Supplies                                 $  7,500
             and Equipment(1)
           Marketing (2)                                             25,000
           Operating Expenses                                        25,000
           Working Capital(3)                                        67,500

         Total Use of Net Proceeds                                 $125,000


         (1) This is the approximate amount of net proceeds of the Offering which the Company estimates will be used to purchase the equipment and supplies necessary to operate the Company.

         (2) This represents the amount the Company estimates it will expend producing marketing literature, contacting potential clients, including the placement of advertising materials indirect mail.

         (3) The Company intends to use a significant portion of the net proceeds to cover operating expenses and provide working capital during the initial development phase of operations. The Company believes this amount is sufficient to provide the operating capital necessary to operate the business until anticipated operating revenues can support the Company.


                       ORGANIZATION WITHIN LAST FIVE YEARS

         The Company is a start-up company organized in 1996. It has no operating history. As soon as the money from this Offering is made available, the Company expects to make all arrangements necessary so that it can commence operations.


                             DESCRIPTION OF BUSINESS

Company History


         The Company was incorporated under the laws of the state of Nevada on March 13, 1996 for the purpose of becoming a wholesaler of sporting goods, primarily associated with the shooting sports. Because of a lack of funding, the Company has not been able to commence operations. In April 1998, the Company acquired all of the outstanding stock of Cap's Sporting Goods Wholesale, Inc., and thereby obtained the $3,007.55 in cash held in that company. The Company has concluded to begin its wholesale sporting goods business through its new operating subsidiary, Cap's. Since acquiring Cap's and undertaking to begin business operations, the Company has raised a net $2,625 in new equity capital in private offering in late June, 1998. The present

Offering will provide further needed start-up and working capital to get the Company started on its business plan. There is no assurance that the Company can successfully commence operations or successfully implement its business plan.


The Sporting Goods Industry

         According to the National Sporting Goods Association (the "NSGA"), total U.S. retail sales of sporting goods (including sporting equipment, athletic footwear and apparel, but excluding recreational transportation products) were approximately $41.6 billion in 1996, an increase from $39.2 billion in 1995. The retail sporting goods industry is comprised of four principal categories of retailers: (i) large format sporting goods stores, which typically range from 30,000 to 80,000 square feet in size and emphasize high sales volumes and a large number of SKUs in a warehouse-style store, (ii) traditional sporting goods stores, which typically range in size from 5,000 to 20,000 square feet and carry a more limited assortment of merchandise and are often viewed by their customers as convenient neighborhood stores, (iii) specialty sporting goods stores, consisting of specialty stores and pro shops, generally specializing in one product category of sporting goods, and (iv) mass merchandisers, including discount retailers, warehouse clubs and department stores, which although generally price competitive, have limited customer service and a more limited selection.

Business Strategy

         The Company is aiming its wholesale supplier concept at the third category, the specialty stores and pro shops, particularly the organized shooting sports and hunting clubs in the Western United States, initially focusing on Utah, Wyoming and Nevada. The Company will likely offer a broad selection of hunting and shooting supplies and accessories, including such top brand names as: Laport, Benelli, Fiochi, Outlaw, Bushnell, Remington and Winchester.

Management Issues

         It is anticipated that the management of the Company will maintain outside employment and devote only part time to the affairs of the Company during the initial phases of the Company's business plan. The President initially will be employed part time for a regular salary of $2,500 per month. Officers and directors will be entitled to reimbursement of any reasonable out of pocket expenses actually incurred on behalf of the Company. Assuming the success of the Company's business plan, Fred Hall will eventually work full time for the Company. The Company intends to hire other full- and part-time employees as needed, but will not do so unless and until the Company's business operations so justify. The exact amount of any compensation to be paid has not been determined but management intends, to the extent possible, to only pay compensation out of revenues and to keep payments to a minimum until operations have fully commenced.

Competition

         The Company intends to supply shooting clubs and hunting clubs with ammunition, clay targets and related accessories and products. These clubs resell such products to their members and guests, much in the way a golf course or tennis court pro shop operates. Shooting and hunting clubs generally purchase relatively small quantities of products because of their size. Thus they are an economic combination of a wholesale purchaser and a retail customer. However the

Company believes that the small size of the hunting club and shooting club market has discouraged competitors aiming to service that market, like the Company.

         In many product areas, large mass merchandisers, like Wal-Mart, Costco, Sam's Club and the like can offer products in bulk and at prices competitive with traditional wholesalers. The study of the hunting and shooting club industry informally conducted by the Company, indicates that not enough purchasing of clay targets and other shooting sports products takes place at mass retailers to allow for supplies and pricing that otherwise comes with such mass retailers. The Company believes that service relationships and wholesale pricing it intends to offer can effectively compete with mass retailers.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

         Overview of Business Plan

         The Company's purpose is to engage in the business of wholesale sporting goods, primarily catering to the private shooting sports clubs by providing high quality and cost-effective supplies of ammunition, clay targets and related products such as shooting clothing. The Company believes that the growth in organized shooting sports, particularly in the form of shooting clubs, hunting clubs, etc. in the Western United States has not been met with the level of organized wholesale marketing of shooting sports products that exists in the Eastern United States, where organized shooting sports clubs is an older industry.

         The Company's own informal investigation indicates that several manufacturers of shooting sports products and supplies are willing to sell to new entrants into the wholesale market like the Company, although other manufacturers require credit histories and financial support that the Company will be unable to deliver at the beginning of its business operations.


         Initially the Company has leased a small office with limited warehousing space at a reasonable rate (currently $750 per month) from which to operate its business. The Company plans on using shipment of products to its customers directly from manufacturers, and therefore the Company does not anticipate needing large warehouse space.


         Inasmuch as there is no assurance that the Offering will be successful or that the Company will receive any net proceeds therefrom, to date, the Company has not entered into any contracts or commitments for leasing of offices, purchasing of equipment, and buying customer databases. Therefore, there is no assurance the Company will be able, with the proceeds of this Offering, to lease adequate office space, acquire sufficient equipment, or purchase sufficient potential client databases to commence operations.

         Results of Operations


         The Company has made no sales to date, and has earned no operating revenues since its inception in early 1998. Still in its organizational stage, the Company has used shareholder equity and borrowed funds to provide cash to pay ongoing expenses. This has resulted in an accumulated year-to-date operating loss of ($28,015) as of September 30, 1998, which equates to a loss of ($0.03) per share.

         Financial Condition


         The Company had cash of $1,425.00 at September 30, 1998, far less than it requires to pay the expenses of this Offering and other operating costs currently being incurred. The expenditure of borrowed funds to pay operating costs has resulted in a negative shareholders equity of ($23,890.00) at September 30, 1998. If the Company is unsuccessful at raising the $150,000 sought from this Offering, it appears to be unable to continue in the development of its business without some other source of equity funding. It is unlikely that further debt funding will be possible except from the limited resources of Management.



                             DESCRIPTION OF PROPERTY


         The Company owns no real property. The Company currently leases a small office at 55 West 200 North, Suite 3, in Provo, Utah. The Company will likely use this or a similar size office as its principal executive offices until the Company's business requires more extensive administrative facilities. At all times, the Company intends to locate appropriate office space and negotiate agreements to lease office space as business operations require and will support such action.


      MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         At present, the Company's Common Stock is not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of Shares may, therefore, find it difficult to resell such Shares should he or she desire to do so when eligible for public resales. Furthermore, shares of the Company's Common Stock are not marginable, and it is unlikely that a lending institution would accept the Company's Common Stock as collateral for a loan.


         Through this Prospectus, the Company proposes to publicly offer 100,000 shares of the Company's Common Stock. To date, no shares of Common Stock are subject to outstanding options, warrants to purchase or securities convertible into Common Stock.



                             EXECUTIVE COMPENSATION


         To date, Fred Hall has been paid an average of $1785 per month by Cap's since February 1998. The Company presently has no formal employment agreements. The Company has agreed informally with Fred Hall to pay him $2,500 per month for his services as Chief Executive Officer if this Offering is successful.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the Shares was arbitrarily determined by the Company. There is no relationship between the offering price of the Shares and the Company's assets, earnings, book value, net worth or other economic or recognized criteria or future value of the Company's shares.


                                    DILUTION


         As of September 30, 1998, the Company had 1,503,500 shares of Common Stock issued and outstanding and a negative book value of ($0.015) per share. This Offering will bring the outstanding shares of Common Stock to 1,603,500. The net proceeds to the Company from this Offering are expected to be $125,000. Adding these net proceeds to the September 30, 1998 book value and dividing by the number of shares outstanding after the Offering discloses a per share book value of approximately $0.063, adjusted for the Offering. Therefore, the Investors who purchase in this Offering will suffer an immediate dilution in the book value of their shares of approximately $1.437 or approximately 95.8%, and the present shareholders will receive an immediate book value increase of $0.078 per share.

         "Dilution" means the difference between the price of the Shares purchased by Investors in this Offering from the pro forma net book value per share after giving effect to the offering. "Book value" is obtained by subtracting the total liabilities from the total assets (total assets less intangible assets and offering expenses). Book value per share is determined by dividing the number of shares outstanding into net book value of shares immediately after the Offering.


Comparative Data


         The following table illustrates the pro forma proportionate ownership in the Company, upon completion of this Offering, of present stockholders and of investors in the Offering, compared to the relative amounts paid and contributed to the capital of the Company by present stockholders and by Investors in this Offering, assuming no changes in book value other than those resulting from the Offering.



                                    DILUTION TABLE


                                 Shares            Percent           Cash
                                 Owned             Paid              Price/Share
                                 -----------------------------------------------
       Present Shareholders      1,503,500         0.029%            $0.002
       New Investors               100,000        99.97%             $1.500

                              TERMS OF THE OFFERING

         The Offering will not be sold through selling agents. The officers and directors of the Company will sell the shares offered hereunder on a "best efforts" basis. If the total 100,000 shares of Common Stock are not sold within the 150 days (120 days from the date of this Prospectus, plus a possible additional 30 days if elected by the Company) possible under this Offering, all Investor funds will be refunded to the subscribing Investors without interest or deduction of any kind.

         Pending the closing of the Offering, all Investor funds will be held in a separate escrow account maintained at a national bank by A. Robert Thorup of Ray Quinney & Nebeker, 79 South Main Street, Salt Lake City, Utah 84111.

         The Company will only accept cash or certified funds, which must be accompanied by a completed subscription agreement in the form attached to this Prospectus as Appendix A.


         Investors must complete and submit the Subscription Agreement, the form of which is attached to this Prospectus.


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IT OFFERS TO ANY PERSON IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE LATER THAN THE DATE OF THIS PROSPECTUS.

THE SHARES HAVE NOT BEEN REGISTERED IN ANY STATE EXCEPT COLORADO AND NEW YORK, AND MAY ONLY BE OFFERED OR TRADED IN SUCH OTHER STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION. PURCHASERS OF SHARES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION. SOME OF THE EXEMPTIONS ARE SELF-EXECUTING, THAT IS TO SAY THAT THERE ARE NO NOTICE OR FILING REQUIREMENTS, AND COMPLIANCE WITH THE CONDITIONS OF THE EXEMPTION RENDER THE EXEMPTION APPLICABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE. See "RISK FACTORS - State Blue Sky Registration; Restricted Resales of the Securities."

                                LEGAL PROCEEDINGS

         To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the directors, executive officers promoters and control persons of the Company, their ages, and all offices and positions held within the Company. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.



Name of Officer or Director   Age   Term Served           Positions with the
                                    as Officer/Director   Company

        Fred Hall             32    3/96 - present        President, Secretary,
                                                          Treasurer and
                                                          Director; President,
                                                          Secretary and
                                                          Director of Cap's


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table provides information known to the Company concerning those persons who, as of the date of this Prospectus, were the beneficial owners of 5% or more of the Company's Common Stock, which is the only type of security the Company currently has issued and outstanding.

Name and Address          Amount & Nature of           % of
                          Beneficial Ownership(1)      Class     After Offering

Fred L. Hall              1,500,000 common shares      99.7%        93.5%


All officers and
directors as a group
(1 person)                1,500,000 common shares      99.7%        93.5%


         (1) The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (right to receive distributions from the Company and proceeds from the sales of shares). Inasmuch as these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                  DESCRIPTION OF THE SECURITIES OF THE COMPANY

         The following summary describes the material provisions of the Company's Articles of Incorporation and Bylaws relating to the securities being offered hereby, copies of which documents will be furnished to an investor upon written request therefor. Pursuant to the Company's Articles of Incorporation, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(I) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of applicable law. The foregoing limitations do not affect the standards to which directors must conform in discharging their duties to stockholders or modify the availability of equitable relief for breach of duty. Further, the foregoing limitations do not affect the availability of relief under causes of action based on Federal law, including the Federal securities laws. The shares being registered pursuant to the registration statement of which this prospectus is a part are shares of Common Stock, all of the same class, and entitled to the same rights and privileges as all other shares of Common Stock.

Description of Common Stock.

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock with a $.0001 par value. As of the date of this Registration Statement, the Company has outstanding 1,503,500 shares of its Common Stock, all of which have been validly issued, fully paid and nonassessable.

         Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares of the Company's Common Stock. The Company has not paid any dividends since its inception. All dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial conditions of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's Common Stock will be paid in the future.

         All shares of the Company's Common Stock have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of Common Stock present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

         Shares of the Company's Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

         Each share of the Company's Common Stock is entitled to share pro rata any assets available for distribution to holders of its equity securities upon liquidation of the Company. During the pendency of the offering, subscribers will have no rights as stockholders of the Company until the offering has been completed and the Shares have been issued to them.

Description of Preferred Stock.

         The Company is also presently authorized to issue 5,000,000 shares of $.0001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the Preferred Stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series.

         The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of Preferred Stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

Transfer Agent.

         Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294 is the transfer agent and registrar for the Company's outstanding securities.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The tax treatment to a holder of Common Stock may vary depending on such holder's particular situation. Potential investors should consult their own tax advisors as to the tax treatment that may be anticipated to result from the ownership or disposition of common stock in their particular circumstances, including the application of foreign, state or local tax laws or estate and gift tax considerations.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in the Company.

Legal Matters

         Certain legal matters will be passed upon for the Company by Ray Quinney & Nebeker, of Salt Lake City, Utah. Attorneys at Ray Quinney & Nebeker hold no shares in the Company and have no rights to acquire any such shares.

Accounting Matters

         The June 30, 1998 financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Tanner + Co., Certified Independent Public Accountants, located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                      WHERE TO FIND ADDITIONAL INFORMATION

         The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee. The Company is an electronic filer. The Commission maintains a Web site that contains a copy of this Prospectus and the related Registration Statement, reports, proxy and information statements and other information regarding issuers that file reports with the Commission. The Commission's Web site address is (http:/www.sec.gov).

         The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law. As of the date of this Prospectus, the Company became subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission. The Company will not file a Form 8-A or other Registration Statement under the Securities Exchange Act in the near future, and will only be subject to Section 15(d) of the Exchange Act following the effective date of the Registration Statement. Therefore the Commission's proxy rules, short-swing profits regulations, beneficial ownership reporting regulations and the bulk of the tender offer regulations will not be applicable to the Company.

         Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549,and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Chicago Regional Office,500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter).

         Copies of Commission filings and other reports will also be available upon request, without charge, by writing Sportsman's Wholesale Company, 55 West 200 North, Provo, Utah 84601.

UNTIL 90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              FINANCIAL STATEMENTS

         The audited financial statements of the Company appearing in the Registration Statement have been examined by Tanner + Co., Certified Public Accountants, as indicated in its report contained herein. The financial statements are included in the Registration Statement in reliance upon the report of that firm as an expert in auditing and accounting.

         The unaudited financial information as of September 30, 1998 presented here was prepared by Management.





                      [This Space Left Blank Intentionally]

No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                TABLE OF CONTENTS

                                                                           Page
PROSPECTUS SUMMARY............................................................2
RISK FACTORS..................................................................4
USE OF PROCEEDS..............................................................11
ORGANIZATION WITHIN LAST FIVE YEARS..........................................11
DESCRIPTION OF BUSINESS......................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION..........................15
DESCRIPTION OF PROPERTY......................................................14
MARKET FOR THE COMPANY'S COMMON STOCK

   AND RELATED STOCKHOLDER MATTERS...........................................14
EXECUTIVE COMPENSATION.......................................................14
DETERMINATION OF OFFERING PRICE..............................................15
DILUTION.....................................................................15
TERMS OF THE OFFERING........................................................16
LEGAL PROCEEDINGS............................................................17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
   AND CONTROL PERSONS.......................................................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS AND MANAGEMENT.....................................................17
DESCRIPTION OF THE SECURITIES OFFERED........................................18
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS....................................19
INTEREST OF NAMED EXPERTS AND COUNSEL........................................19
WHERE TO GET ADDITIONAL INFORMATION..........................................20
FINANCIAL STATEMENTS.........................................................21


                          Sportsman's Wholesale Company

                         100,000 Shares of Common Stock

                                   PROSPECTUS

                                 December , 1998

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding refereed to in subsections 1 and 2, above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                 4. Any indemnification under subsections 1 and 2, above, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or (d) If a quorum consisting of directors two were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2, above, or for the advancement of expenses made pursuant to this subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                  7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


ITEM 25. Other Expenses of Issuance and Distribution*

         The following  table sets forth the estimated  costs and expenses to be
paid  by  the  Company  in  connection  with  the  Offering   described  in  the
Registration Statement.

                                                              Amount


         SEC registration fee                                 $    44.25
         Blue sky fees and expenses                           $ 1,000.00
         Printing and shipping expenses                       $ 2,500.00
         Legal fees and expenses                              $15,000.00
         Accounting fees and expenses                         $ 5,000.00
         Transfer, Escrow and Miscellaneous expenses          $ 1,000.00

         Total                                                $26,544.25

* All expenses except SEC registration fee are estimated.


ITEM 26. Recent Sales of Unregistered Securities

         On June 30, 1998, the Company sold 3,500 shares of unregistered Common Stock to investors at the offering price of $0.75 per share. This offering was conducted in reliance on Section 4(2) of the Securities Act and state corollary exemptions. Based on its investigation of the purchasers, the Company believes that the persons who purchased these shares were sophisticated investors with the economic ability to lose their entire investment without a material adverse effect on the investor's ability to provide for himself or his family.

         On May 25, 1998, 1,000,000 shares of unregistered Company Common Stock were issued to Fred Hall in exchange for 1,000,000 shares of Cap's common stock, in a one share per one share exchange pursuant to the Agreement and Plan of Reorganization. These shares were issued in reliance on the exemption found in
Section 4(2) of the Securities Act and corollary state exemptions. Mr. Hall was an officer and sole shareholder of both companies, and was in that capacity an "accredited investor" with respect to these shares.

         On February 5, 1998, 500,000 shares of unregistered Company common stock were issued to Fred Hall for cash at $0.001 per share. This transaction took place in reliance on Section 4(2) of the Securities Act and corollary state law exemptions. Mr. Hall was an officer and sole shareholder of the Company, and was in that capacity an "accredited investor" with respect to these shares.



ITEM 27.  Exhibits

  Index                       SEC Reference
 Exhibit No.                     Document

    3.1                  Articles of Incorporation

    3.2                  By-Laws

    4.1                  Agreement and Plan of Reorganization with Cap's

    5                    Opinion on Legality

    21                   Subsidiaries of the small business issuer


    24.1                 Consent of Tanner + Co.

    24.2                 Consent of Counsel to Issuer (included in Exhibit 5)


    27                   Financial Data Schedule


    29.1                 Escrow Agreement

    29.2                 Subscription Agreement

ITEM 28. Undertakings

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on December 21, 1998.

                                Sportsman's Wholesale Company



                                By: /s/  Fred L. Hall
                                   --------------------------------------------
                                         Fred L. Hall, Chief Executive Officer,
                                         Sole Director and President


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                         Title                         Date


/s/ Fred L. Hall           President, Sole Director and      December 21, 1998
----------------           Chief Executive Officer
Fred L. Hall               (Principal Executive and
                           Financial/Accounting Officer)

                         SPORTSMAN'S WHOLESALE COMPANY
                         (A Development Stage Company)
                              Financial Statements
           September 30, 1998 (Unaudited) and June 30, 1998 (Audited)

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)


                   Index to Consolidated Financial Statements




                                                                 Page

Report of Tanner + Co.                                            F-2


Consolidated balance sheet                                        F-3


Consolidated statement of operations                              F-4


Consolidated statement of stockholders' deficit                   F-5


Consolidated statement of cash flows                              F-6


Notes to consolidated financial statements                        F-7

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
and Stockholders of
Sportsman's Wholesale Company


We have audited the accompanying consolidated balance sheet of Sportsman's Wholesale Company and Subsidiary (a development stage company), as of June 30, 1998 and the related consolidated statements of operations, stockholders' deficit and cash flows for the period February 5, 1998 (date of inception) to June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sportsman's Wholesale Company and Subsidiary (a development stage company), as of June 30, 1998 and the results of their operations and their cash flows for the period February 5, 1998 (date of inception) to June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                    TANNER + CO.

Salt Lake City, Utah August 14, 1998, except for note 1 which is dated December 9, 1998



                                                                              SPORTSMAN'S WHOLESALE COMPANY
                                                                              (A Development Stage Company)

                                                                                 Consolidated Balance Sheet
-----------------------------------------------------------------------------------------------------------

              Assets                                                     September 30,
                                                                             1998            June 30,
                                                                          (Unaudited)          1998
                                                                       -----------------------------------

Current assets:
     Cash                                                              $           1,425   $         3,510
     Related party receivable                                                          -               127
                                                                       -----------------------------------

                  Total current assets                                             1,425             3,637

Vehicle, net of accumulated depreciation of $178 and $89
 at September 30, 1998 and June 30, 1998                                           1,322             1,411
                                                                       -----------------------------------

                                                                       $           2,747   $         5,048
                                                                       ===================================

              Liabilities and Stockholders' Deficit

Current liabilities:
     Accrued expenses                                                  $          12,612   $           943
     Related party notes payable                                                  14,025             9,500
                                                                       -----------------------------------

                  Total current liabilities                                       26,637            10,443
                                                                       -----------------------------------

Commitments                                                                            -                 -

Stockholders' deficit:
     Preferred stock, $.0001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                                     -                 -
     Common stock, $.0001 par value, 50,000,000 shares
       authorized, 1,503,500 shares issued and outstanding                           150               150
     Additional paid-in capital                                                    3,975             3,975
     Accumulated deficit                                                         (28,015)           (9,520)
                                                                       -----------------------------------

                  Total stockholders' deficit                                    (23,890)           (5,395)
                                                                       -----------------------------------

                                                                       $           2,747   $         5,048
                                                                       ===================================

          See accompanying notes to consolidated financial statements.



                                                                             SPORTSMAN'S WHOLESALE COMPANY
                                                                             (A Development Stage Company)

                                                                      Consolidated Statement of Operations
----------------------------------------------------------------------------------------------------------





                                                                                              Period
                                                                                           February 5,
                                                           Period           Period        1998 (Date of
                                                        February 5,     July 1, 1998 to   Inception) to
                                                       1998 (Date of     September 30,    September 30,
                                                       Inception) to         1998              1998
                                                       June 30, 1998      (Unaudited)      (Unaudited)
                                                     -----------------------------------------------------

Revenue                                              $                -   $            -   $             -

General and administrative expenses                               9,175           17,784            26,959

Interest expense                                                    345              711             1,056
                                                     -----------------------------------------------------

                  Loss before income taxes                       (9,520)         (18,495)          (28,015)

Income tax benefit                                                    -                -                 -
                                                     -----------------------------------------------------

              Net loss                               $           (9,520)  $      (18,495)  $       (28,015)
                                                     =====================================================

Loss per share                                       $             (.01)  $         (.02)  $          (.03)
                                                     =====================================================

Weighted average number of shares
  outstanding                                                   921,000          921,000           921,000
                                                     =====================================================



          See accompanying notes to consolidated financial statements.



                                                                            SPORTSMAN'S WHOLESALE COMPANY
                                                                            (A Development Stage Company)

                                                          Consolidated Statement of Stockholders' Deficit


                                                    February  5,  1998  (Date of
                                                       Inception)  to  June  30,
                                                       1998 and July 1,  1998 to
                                                       September     30,    1998
                                                       (Unaudited)
---------------------------------------------------------------------------------------------------------




                           Preferred Stock              Common Stock         Additional
                     -------------------------------------------------------   Paid-In      Accumulated
                         Shares        Amount        Shares        Amount      Capital        Deficit
                     -------------------------------------------------------------------------------------
Balance at
February 5, 1998                  -   $         -              -      $    -   $        -      $         -

Issuance of
common stock for
cash                              -             -        503,500          50        3,075                -

Issuance of
common stock in
exchange for
subsidiary                        -             -      1,000,000         100          900                -

Net loss                          -             -              -           -            -           (9,520)
                     -------------------------------------------------------------------------------------

Balance at
June 30, 1998                     -             -      1,503,500         150        3,975           (9,520)

Net loss July 1,
1998 to
September 30,
1998 (unaudited)                  -             -              -           -            -          (18,495)
                     -------------------------------------------------------------------------------------

Balance at
September 30,
1998 (unaudited)                  -   $         -      1,503,500      $  150   $    3,975      $   (28,015)
                     =====================================================================================


          See accompanying notes to consolidated financial statements.



                                                                             SPORTSMAN'S WHOLESALE COMPANY
                                                                             (A Development Stage Company)

                                                                      Consolidated Statement of Cash Flows
----------------------------------------------------------------------------------------------------------


                                                                                              Period
                                                                                           February 5,
                                                           Period           Period        1998 (Date of
                                                        February 5,     July 1, 1998 to   Inception) to
                                                       1998 (Date of     September 30,    September 30,
                                                       Inception) to         1998              1998
                                                       June 30, 1998      (Unaudited)      (Unaudited)
                                                     -----------------------------------------------------
Cash flows from operating activities:
     Net loss                                        $           (9,520  $       (18,495)  $       (28,015)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Depreciation                                                89               89               178
         Increase in accrued expenses                               943           11,669            12,612
                                                     -----------------------------------------------------

                  Net cash used in
                  operating activities                           (8,488)          (6,737)          (15,225)
                                                     -----------------------------------------------------

Cash flows from investing activities:
     Purchase of vehicle                                         (1,500)               -            (1,500)
     (Decrease) increase in related party
       receivable                                                  (127)             127                 -
                                                     -----------------------------------------------------

                  Net cash (used in) provided by
                  investing activities                           (1,627)             127            (1,500)
                                                     -----------------------------------------------------

Cash flows from financing activities:
     Proceeds from related notes payable                          9,500            4,525            14,025
     Issuance of common stock                                     4,125                -             4,125
                                                     -----------------------------------------------------

                  Net cash provided by
                  financing activities                           13,625            4,525            18,150
                                                     -----------------------------------------------------

                  Net increase (decrease) in
                  cash                                            3,510           (2,085)            1,425

Cash, beginning of period                                             -            3,510                 -
                                                     -----------------------------------------------------

Cash, end of period                                  $            3,510  $         1,425  $          1,425
                                                     =====================================================


                                                   SPORTSMAN'S WHOLESALE COMPANY
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements

                                                                   June 30, 1998
--------------------------------------------------------------------------------

1. Summary of              Organization    and   Principles   of   Consolidation
   Significant             Sportsman's   Wholesale   Company   (Sportsmans)  was
   Accounting              Incorporated under the laws of the state of Nevada in
   Policies                March of 1996. Cap's Sporting Goods  Wholesale,  Inc.
                           (Caps) was incorporated under the laws of the state of Utah in February 1998.

                           From March 1996 until February 5, 1998 (date of inception) Sportsmans was an inactive company. On February 5, 1998, Sportsmans became a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Auditing and Reporting by Development Stage Enterprises."


                           On April 30, 1998, Sportsmans and Caps entered into an agreement and plan of share exchange, whereby the sole shareholder of Caps would exchange all of the issued and outstanding common stock held in Caps, for common stock of Sportsmans. At the time of the exchange both Sportsmans and Caps were owned by the same individual, therefore the plan of share exchange is treated as a combination of entities under common control and all assets and liabilities are stated at historical value. The exchange resulted in 1,000,000 shares of Caps common stock being exchanged for 1,000,000 shares of Sportsmans common stock.


                           The consolidated financial statements consists of Sportsmans and its wholly owned subsidiary Caps (the Company), from February 5, 1998 (date of inception) to June 30, 1998, as any transactions from February 5, 1998 to April 30, 1998 for the companies were immaterial. All significant intercompany balances and transactions have been eliminated.


                           Going Concern
                           The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 1998, the Company had a deficit in working capital of $6,806, and an accumulated deficit of $9,520 and incurred a loss of $9,520 for the period February 5, 1998 (date of inception) to June 30, 1998. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   SPORTSMAN'S WHOLESALE COMPANY
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1. Summary of              Going Concern - Continued
   Significant             The Company's  ability to continue as a going concern
   Accounting              is subject to the attainment of profitable operations
   Policies                or obtaining  necessary funding from outside sources.
   Continued               Management  is in the  process of an  offering of its
                           common stock to increase equity and is also pursuing business opportunities to provide sufficient cash flows to meet the Company's obligations. It is not known whether management will be successful in these endeavors.


                           Concentration of Credit Risk
                           The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                           Cash and Cash Equivalents
                           For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.


                           Vehicle
                           The Company's vehicle is recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.

                           Income Taxes
                           Deferred   income   taxes  are  provided  in  amounts
                           sufficient to give effect to temporary differences between financial and tax reporting.

                           Revenue Recognition
                           Revenue from direct sales is recognized upon shipment of the product consigned inventory is recognized as revenue when the inventory is purchased from the consignee by a consumer.


                           Loss Per  Common  and  Common  Equivalent  Share  The
                           computation of basic loss per common share is computed using the weighted average number of common shares outstanding during the period.

--------------------------------------------------------------------------------

                                                   SPORTSMAN'S WHOLESALE COMPANY
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1. Summary of Loss Per Common and Common Equivalent Share Significant Continued Accounting The computation of diluted loss per common share is Policies based on the weighted average number of shares Continued outstanding during the period plus common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted loss per share calculation when their effect is antidilutive.


                           Use of Estimates in Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


                           Unaudited Financial Information
                           The unaudited financial statements include the accounts of the Company and include all adjustments (consisting of normal recurring items), which are, in the opinion of management, necessary to present fairly the financial position of the Company as of September 30, 1998 and the results of operations and cash flows for the three months then ended and the cumulative amounts from February 5, 1998 (date of inception) through September 30, 1998. The results of operations for the periods ended September 30, 1998 are not necessarily indicative of the results to be expected for the entire year.

2. Income The benefit for income taxes is different than Taxes amounts which would be provided by applying the statutory federal income tax rate to loss before benefit for income taxes for the following reasons:


                           Federal income tax benefit at
                             statutory rate                     $     1,000
                           Change in valuation allowance             (1,000)
                                                                -----------

                                                                $         -
                                                                -----------



--------------------------------------------------------------------------------

                                                   SPORTSMAN'S WHOLESALE COMPANY
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

2. Income                  Deferred tax assets  (liabilities)  are  comprised of
   Taxes                   the following:
   Continued

                            Net operating loss carryforwards     $      1,000
                            Valuation allowance                        (1,000)
                                                                 ------------

                                                                 $          -
                                                                 ------------



                           At June 30, 1998, the Company has a net operating loss carryforward available to offset future taxable income of approximately $9,000, which will begin to expire in 2018. The utilization of the net operating loss carryforward is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforward as a result of the change in ownership.

3. Related The related party receivable consists of an unsecured Party note from an officer/shareholder. The note is due on Transactions demand and bears interest at 12%.

                           The related party notes payable consists of notes payable to an entity owned by the spouse of an officer/shareholder. The notes are due on demand and bear interest at 12%. At June 30, 1998, the Company had accrued interest payable and recognized interest expense of $345 related to these notes.

4. Supplemental  There were no amounts  paid for  interest  or income  Cash Flow
   taxes  for  the  period   February  5,  1998  (date  of  Disclosure   capital
   contribution) to June 30, 1998.

5. Common The Company is in the process of preparing an Stock Offering offering to sell to up 100,000 shares of common stock for $1.50 per share in a public offering.

--------------------------------------------------------------------------------